Exhibit 99.1

STORE Capital Announces First Quarter 2017 Operating Results

Affirms 2017 Guidance

SCOTTSDALE, Ariz., May 4, 2017 — STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced operating results for the first quarter ended March 31, 2017.

Highlights

For the quarter ended March 31, 2017:

•                  Total revenues of $108.0 million

•                  Net income of $31.4 million

•                  Net income per share of $0.19 (basic and diluted)

•                  AFFO of $70.0 million

•                  AFFO per share of $0.43 (basic and diluted)

•                  Declared a regular quarterly cash dividend per common share of $0.29

•                  Invested $420.7 million in 95 properties at a weighted average initial cap rate of 7.7%

•                  In March 2017, sold $135 million of A+ rated net-lease mortgage notes under the STORE Master Funding debt program

•                  In March 2017, closed a $100 million two-year unsecured bank term loan which has three one-year extension options

•                  Raised net equity proceeds of $271.1 million representing an aggregate of approximately 12.0 million common shares from the sales of shares under the at-the-market equity program and through a follow-on stock offering completed on March 31, 2017

Management Commentary

“2017 is off to a great start with strong investment activity and AFFO growth,” said Christopher H. Volk, President and Chief Executive Officer of STORE Capital. “Our pace of acquisitions and large pipeline of investment opportunities reflects broad-based demand for our effective and flexible long-term financing solutions on the part of our target market - established middle market and larger companies with sustainable competitive advantages and strong cash flows.  First quarter acquisitions represent the overall diversity of our portfolio by tenant and transaction size and include 95 new properties and 9 net new customers. Our portfolio remains highly diversified with nearly 370 customers operating across more than 440 concepts, with about 80% of our customers representing less than 1% of our revenues.”

Financial Results

Total Revenues

Total revenues were $108.0 million for the first quarter of 2017, an increase of 26.7% from $85.2 million for the first quarter of 2016. The increase was driven primarily by the growth in the size of STORE Capital’s real estate investment portfolio, which grew from $4.3 billion in gross investment amount representing 1,397 property locations at March 31, 2016 to $5.5 billion in gross investment amount representing 1,750 property locations at March 31, 2017.

Net Income

Net income was $31.4 million, or $0.19 per basic and diluted share, for the first quarter of 2017, an increase of 26.6% from $24.8 million, or $0.18 per basic and diluted share, for the first quarter of 2016.

Net income includes such items as gain or loss on dispositions of real estate and the provision for impairment of real estate.  These items can vary from quarter to quarter and impact net income and period-to-period comparisons.

Adjusted Funds from Operations (AFFO)

AFFO was $70.0 million, or $0.43 per basic and diluted share, for the first quarter of 2017, an increase of 25.3% from $55.8 million, or $0.40 per basic and diluted share, for the first quarter of 2016.  The increase in AFFO between years was primarily driven by additional rental revenues and interest income generated by the growth in the Company’s real estate investment portfolio.

Dividend Information

As previously announced, STORE Capital declared a regular quarterly cash dividend per common share of $0.29 for the first quarter ended March 31, 2017. This dividend, totaling $49.7 million, was paid on April 17, 2017 to stockholders of record on March 31, 2017.

Real Estate Portfolio Highlights

Investment Activity

The Company originated $420.7 million of gross investments representing 95 property locations during the first quarter of 2017, adding 14 new customers. These investments had a weighted average initial cap rate of 7.7%. The Company defines “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property.

Disposition Activity

During the quarter ended March 31, 2017, the Company sold five properties and recognized net gains of $3.7 million. The aggregate investment amount of the five properties sold represented approximately 0.3% of the total investment portfolio at the beginning of 2017. During the quarter ended March 31, 2017, the Company also recognized a $4.3 million provision for impairment related to a property sold subsequent to the end of the quarter.

Portfolio

At March 31, 2017, STORE Capital’s real estate portfolio totaled $5.5 billion representing 1,750 property locations. Approximately 95% of the portfolio represents commercial real estate properties subject to long-term leases, 5% represents mortgage loans and direct financing receivables primarily on commercial real estate buildings (located on land the Company owns and leases to its customers) and a nominal amount represents loans receivable secured by the tenants’ other assets.  As of March 31, 2017, the portfolio’s annualized base rent and interest (based on rates in effect on March 31, 2017 for all lease and loan contracts) totaled $447.6 million. The weighted average non-cancelable remaining term of the leases at March 31, 2017 was approximately 14 years.

The Company’s portfolio of real estate investments is highly diversified across customers, brand names or business concepts, industries and geography. The following table presents a summary of the Company’s portfolio as of March 31, 2017.

Portfolio At A Glance - As of March 31, 2017
Investment property locations	1,750
States	48
Customers	369
Industries in which customers operate	107
Proportion of portfolio from direct origination	~80%
Contracts with STORE-preferred terms*(1)	92%
Weighted average annual lease escalation(2)	1.8%
Weighted average remaining lease contract term	~14 years
Occupancy(3)	99.5%
Properties not operating but subject to a lease(4)	13
Investment locations subject to a ground lease	18
Investment portfolio subject to NNN leases*	97%
Investment portfolio subject to Master Leases*(5)	82%
Average investment amount/replacement cost (new)(6)	82%
Locations subject to unit-level financial reporting	97%
Median unit fixed charge coverage ratio (FCCR)/4-Wall coverage ratio(7)	2.1x/2.7	x
Contracts rated investment grade(8)	~75%

* Based on annualized base rent and interest.

(1)         Represents the percentage of our lease contracts that were created by STORE or contain preferred contract terms such as unit-level financial reporting, triple-net lease provisions and, when applicable, master lease provisions.

(2)         Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occurred annually.  For escalations based on a formula including CPI, assumes the stated fixed percentage in the contract or assumes 1.5% if no fixed percentage is in the contract.  For contracts with no escalations remaining in the current lease term, assumes the escalation in the extension term.  Calculation excludes contracts representing less than 0.3% of annualized base rent and interest where there are no further escalations remaining in the current lease term and there are no extension options.

(3)         The Company defines occupancy as a property being subject to a lease or loan contract.  As of March 31, 2017, nine of the Company’s properties were vacant and not subject to a contract.

(4)         Represents the number of the Company’s investment locations that have been closed by the tenant but remain subject to a lease.

(5)         Percentage of investment portfolio in multiple properties with a single customer subject to master leases. Approximately 83% of the investment portfolio involves multiple properties with a single customer, whether or not subject to a master lease.

(6)         Represents the ratio of purchase price to replacement cost (new) at acquisition.

(7)         STORE Capital calculates a unit’s FCCR generally as the ratio of (i) the unit’s EBITDAR, less a standardized corporate overhead expense based on estimated industry standards, to (ii) the unit’s total fixed charges, which are its lease expense, interest expense and scheduled principal payments on indebtedness. The 4-Wall coverage ratio refers to a unit’s FCCR before taking into account standardized corporate overhead expense.

(8)         Represents the percentage of the Company’s contracts that have a STORE Score that is investment grade. The Company measures the credit quality of its portfolio on a contract-by-contract basis using the STORE Score, which is a proprietary risk measure reflective of both the credit risk of the Company’s tenants and the profitability of the operations at the properties.  As of March 31, 2017, STORE Capital’s tenants had a median tenant credit profile of approximately ‘Ba2’ as measured by Moody’s Analytics RiskCalc rating scale.  Considering the profitability of the operations at each of its properties and STORE’s assessment of the likelihood that each of the tenants will choose to continue to operate at the properties in the event of their insolvency, the credit quality of its contracts, or STORE Score, is enhanced to a median of ‘Baa2’.

Capital Transactions

On March 31, 2017, the Company completed a public offering of 9,947,500 shares of its common stock sold at a price of $23.10 per share.  The offering generated net proceeds to the Company of $220.8 million.  The net proceeds from the offering were used to repay amounts outstanding under the Company’s credit facility and to fund real estate acquisitions.

In 2016, the Company established an “at the market” equity distribution program, or ATM program, pursuant to which, from time to time, it offers and sells registered shares of common stock up to a maximum amount of $400 million through a group of banks acting as its sales agents.  During the first quarter of 2017, the Company sold approximately 2.0 million shares under the ATM Program and raised approximately $50.3 million in net proceeds after the payment of sales agents’ commissions and offering expenses.  Since the start of the program, the Company has sold approximately 8.1 million shares at a weighted average share price of $26.25, raising $209.6 million in aggregate net proceeds after the payment of sales agents’ commissions and offering expenses.

In March 2017, the Company sold $135 million of A+ rated notes under its STORE Master Funding secured debt program.  These notes, which were originally issued in October 2016 and had been retained by the Company for future sale, have an interest rate of 4.32% and a remaining term of approximately 10 years.

In March 2017, the Company closed a $100 million floating-rate, unsecured two-year term loan which has three one-year extension options.  Concurrent with the closing of this term loan, the Company entered into an interest rate swap that effectively converts the floating rate to an initial fixed rate of 2.77%.

2017 Guidance

Affirming its 2017 guidance initially presented in November 2016, the Company currently expects 2017 AFFO per share to be within a range of $1.74 to $1.76, based on projected 2017 annual real estate acquisition volume, net of projected property sales, of approximately $900 million. This AFFO per share guidance equates to anticipated net income, excluding gains or losses on sales of property, of $0.78 to $0.79 per share, plus $0.87 to $0.88 per share of expected real estate depreciation and amortization, plus approximately $0.09 per share related to such items as straight-line rent and the amortization of stock-based compensation and deferred financing costs. AFFO per share is sensitive to the timing and amount of real estate acquisitions and capital markets activities during the year, as well as to the spread achieved between the lease rates on new acquisitions and the interest rates on borrowings used to finance those acquisitions.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held later today at 12:00 p.m. Eastern Time / 9:00 a.m. Scottsdale, Arizona Time, to discuss first quarter ended March 31, 2017 operating results and answer questions.

•                  Live conference call: 855-656-0920 (domestic) or 412-542-4168 (international)

•                  Conference call replay available through May 18, 2017: 877-344-7529 (domestic) or 412-317-0088 (international)

•                  Replay access code: 10104005

•                  Live and archived webcast: http://ir.storecapital.com/webcasts

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in 1,750 property locations, substantially all of which are profit centers, in 48 states. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Non-GAAP Financial Measures

FFO and AFFO

STORE Capital’s reported results are presented in accordance with U.S. generally accepted accounting principles, or GAAP. The Company also discloses Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO, both of which are non-GAAP measures. Management believes these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or to cash flows from operations as reported on a statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income, excluding gains (or losses) from extraordinary items and sales of depreciable property, real estate impairment losses, and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, the Company modifies the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain non-cash revenues and expenses that have no impact on the Company’s long-term operating performance, such as straight-line rents, amortization of deferred financing costs and stock-based compensation. In addition, in deriving AFFO, the Company excludes certain other costs not related to its ongoing operations such as the amortization of lease-related intangibles and, historically, transaction costs associated with acquiring real estate subject to existing leases.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. Management believes that AFFO provides more useful information to investors and analysts because it modifies FFO to exclude certain additional non-cash revenues and expenses such as straight-line rents, amortization of deferred financing costs and stock-based compensation as such items may cause short-term fluctuations in net income but have no impact on long-term operating performance. Additionally, in deriving AFFO, the Company excludes certain other costs, such as the amortization of lease-related intangibles and, historically, transaction costs associated with acquiring real estate subject to existing leases. The Company believes that these costs are not an ongoing cost of the portfolio in place at the end of each reporting period and, for these reasons, the portion expensed is added back when computing AFFO. Similarly, in 2016 the Company excluded the offering expenses incurred on behalf of its selling stockholder, STORE Holding, when it exited all of its holdings in STORE Capital common stock, as those costs are not related to the Company’s ongoing operations.  As a result, the Company believes AFFO to be a more meaningful measurement of ongoing performance that allows for greater performance comparability.  Therefore, the Company discloses both FFO and AFFO and reconciles them to the most appropriate GAAP performance metric, which is net income.  STORE Capital’s FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

Investor and Media Contacts:

Financial Profiles, Inc.

Moira Conlon, 310-622-8220

Tricia Ross, 310-622-8226

STORECapital@finprofiles.com

STORE Capital Corporation
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)

		Three months ended March 31,
		2017	2016
		(unaudited)
	Revenues:
	Rental revenues	$101,905	$80,767
	Interest income on loans and direct financing receivables	5,780	4,415
	Other income	286	52
	Total revenues	107,971	85,234

	Expenses:
	Interest	29,640	23,435
	Transaction costs	—	234
	Property costs	806	486
	General and administrative	10,243	8,591
	Selling stockholder costs	—	800
	Depreciation and amortization	35,215	26,479
	Provision for impairment of real estate	4,270	—
	Total expenses	80,174	60,025

	Income from operations before income taxes	27,797	25,209
	Income tax expense	106	69
	Income before gain (loss) on dispositions of real estate	27,691	25,140
	Gain (loss) on dispositions of real estate	3,699	(347)
	Net income	$31,390	$24,793

	Net income per share of common stock - basic and diluted:	$0.19	$0.18

Weighted average common shares outstanding:	Basic	160,810,455	140,354,143
	Diluted	160,810,455	140,564,379

	Dividends declared per common share	$0.29	$0.27

STORE Capital Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2017	December 31, 2016
	(unaudited)	(audited)
Assets
Investments:
Real estate investments:
Land and improvements	$1,632,788	$1,536,178
Buildings and improvements	3,522,747	3,226,791
Intangible lease assets	92,397	92,337
Total real estate investments	5,247,932	4,855,306
Less accumulated depreciation and amortization	(333,043)	(298,984)
	4,914,889	4,556,322
Loans and direct financing receivables	262,584	269,210
Net investments	5,177,473	4,825,532
Cash and cash equivalents	103,301	54,200
Other assets, net	91,455	61,936
Total assets	$5,372,229	$4,941,668

Liabilities and stockholders’ equity
Liabilities:
Credit facility	$—	$48,000
Unsecured notes and term loans payable, net	569,938	470,190
Non-recourse debt obligations of consolidated special purpose entities, net	1,958,426	1,833,481
Dividends payable	49,700	46,209
Accounts payable, accrued expenses and other liabilities	57,186	60,533
Total liabilities	2,635,250	2,458,413

Stockholders’ equity:
Common stock, $0.01 par value per share, 375,000,000 shares authorized, 171,378,139 and 159,341,955 shares issued and outstanding, respectively	1,714	1,593
Capital in excess of par value	2,903,774	2,631,845
Distributions in excess of retained earnings	(170,314)	(151,592)
Accumulated other comprehensive income	1,805	1,409
Total stockholders’ equity	2,736,979	2,483,255
Total liabilities and stockholders’ equity	$5,372,229	$4,941,668

STORE Capital Corporation
Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share data)

Funds from Operations and Adjusted Funds from Operations

	Three months ended March 31,
	2017	2016
	(unaudited)

Net income	$31,390	$24,793
Depreciation and amortization of real estate assets	35,074	26,372
Provision for impairment of real estate	4,270	—
(Gain) loss on dispositions of real estate	(3,699)	347
Funds from Operations	67,035	51,512

Adjustments:
Straight-line rental revenue, net	(1,155)	(470)
Transaction costs	—	234
Amortization of:
Equity-based compensation	1,874	1,661
Deferred financing costs and other noncash interest expense	2,009	1,696
Lease-related intangibles and costs	195	414
Selling stockholder costs	—	800
Adjusted Funds from Operations	$69,958	$55,847

Dividends declared to common stockholders	$49,700	$38,037

Net income per share of common stock:
Basic and Diluted (1)	$0.19	$0.18
FFO per share of common stock:
Basic and Diluted (1)	$0.42	$0.37
AFFO per share of common stock:
Basic and Diluted (1)	$0.43	$0.40

(1)         Under the two-class method, earnings attributable to unvested restricted stock are deducted from earnings in the computation of per share amounts where applicable.

STORE Capital Corporation

Investment Portfolio

March 31, 2017

Real Estate Portfolio Information

As of March 31, 2017, STORE Capital’s total investment in real estate and loans approximated $5.5 billion, representing investments in 1,750 property locations, substantially all of which are profit centers for its customers.  The Company’s real estate portfolio is highly diversified.  The following tables summarize the diversification of the real estate portfolio based on the percentage of base rent and interest, annualized based on rates in effect on March 31, 2017, for all leases, loans and direct financing receivables in place as of that date.

Diversification by Customer

STORE Capital has a diverse customer base. At March 31, 2017, the Company’s 1,750 property locations were operated by nearly 370 customers. The largest single customer represented 3.1% of annualized base rent and interest and the top ten customers totaled 17.7% of annualized base rent and interest. The following table identifies STORE Capital’s ten largest customers as of March 31, 2017:

Customer	% of Annualized Base Rent and Interest	Number of Properties
AVF Parent, LLC (Art Van Furniture)	3.1%	17
American Multi-Cinema, Inc. (Starplex/Carmike/Showplex/AMC)	2.4	15
Cadence Education, Inc. (Early childhood/elementary education)	2.1	32
Gander Mountain Company	2.0	13
Mills Fleet Farm Group, LLC	2.0	6
RMH Franchise Holdings, Inc. (Applebee’s)	1.5	33
O’Charley’s LLC	1.3	30
Automotive Remarketing Group, Inc.	1.1	6
Dufresne Spencer Group Holdings, LLC (Ashley Furniture HomeStore)	1.1	11
FreedomRoads, LLC (Camping World)	1.1	8
All other (359 customers)	82.3	1,579
Total	100.0%	1,750

STORE Capital Corporation

Investment Portfolio

March 31, 2017

Diversification by Concept

STORE Capital’s customers operate their businesses under a wide range of brand names or business concepts. Of the more than 440 concepts represented in the Company’s investment portfolio as of March 31, 2017, the largest single concept represented 3.1% of annualized base rent and interest and the top ten concepts totaled 18.5% of annualized base rent and interest. The following table identifies the top ten customer business concepts as of March 31, 2017:

Customer Business Concept	% of Annualized Base Rent and Interest	Number of Properties
Art Van Furniture	3.1%	17
Ashley Furniture HomeStore	3.0	25
Applebee’s	2.1	48
Gander Mountain	2.0	13
Mills Fleet Farm	2.0	6
Popeyes Louisiana Kitchen	1.5	63
Starplex Cinemas	1.3	8
O’Charley’s	1.3	30
Captain D’s	1.1	73
Sonic Drive-In	1.1	56
All other (436 concepts)	81.5	1,411
Total	100.0%	1,750

STORE Capital Corporation

Investment Portfolio

March 31, 2017

Diversification by Industry

The business concepts of STORE Capital’s customers are diversified across more than 100 industries within the service, retail and manufacturing sectors of the U.S. economy.  The following table summarizes those industries as of March 31, 2017:

Customer Industry	% of Annualized Base Rent and Interest	Number of Properties	Building Square Footage (in thousands)
Service:
Restaurants — full service	13.4%	335	2,325
Restaurants — limited service	8.0	395	1,045
Early childhood education centers	7.0	169	1,843
Movie theaters	6.5	38	1,824
Health clubs	5.8	62	1,727
Automotive repair and maintenance facilities	2.8	85	406
Colleges and professional schools	1.8	6	488
All other service (44 industries)	22.1	338	9,523
Total service	67.4	1,428	19,181
Retail:
Furniture stores	6.7	48	3,096
Lawn and garden equipment and supply stores	3.1	22	1,859
Sporting goods and hobby stores	2.4	16	1,050
All other retail (12 industries)	5.5	76	3,031
Total retail	17.7	162	9,036
Manufacturing:
Total manufacturing (41 industries)	14.9	160	15,982
Total	100.0%	1,750	44,199

STORE Capital Corporation

Investment Portfolio

March 31, 2017

Diversification by Geography

STORE Capital’s portfolio is also highly diversified by geography, as the Company’s property locations can be found in 48 of the 50 states (excluding Delaware and Rhode Island). The following table details the top ten geographical locations of the properties as of March 31, 2017:

State	% of Annualized Base Rent and Interest	Number of Properties
Texas	12.1%	177
Illinois	7.8	123
Florida	6.0	104
Ohio	6.0	104
Georgia	5.6	115
Tennessee	4.6	85
Michigan	4.2	64
California	4.0	24
Arizona	4.0	71
Minnesota	3.2	53
All other (38 states) (1)	42.5	830
Total	100.0%	1,750

(1)                   Includes two properties in Ontario, Canada which represent 0.2% of annualized base rent and interest.

STORE Capital Corporation

Investment Portfolio

March 31, 2017

Contracts and Expirations

The Company focuses on long-term, triple-net leases with built-in lease escalators and uses master leases, where appropriate. As of March 31, 2017, 97% of the Company’s investment portfolio was subject to a triple-net lease. Where the Company owns multiple properties leased to a single customer, 82% of this portion of the investment portfolio was subject to a master lease. Leases and loans representing approximately 11% of the annualized base rent and interest will expire in the next ten years (before 2027). The following table sets forth the schedule of lease, loan and direct financing receivable expirations as of March 31, 2017:

Year of Lease Expiration or Loan Maturity (1)	% of Annualized Base Rent and Interest	Number of Properties (2)
Remainder of 2017	0.5%	13
2018	0.3	2
2019	0.7	8
2020	0.7	7
2021	1.0	8
2022	0.3	5
2023	1.6	34
2024	1.1	18
2025	2.0	22
2026	2.9	59
Thereafter	88.9	1,565
Total	100.0%	1,741

(1)           Expiration year of contracts in place as of March 31, 2017, excluding any tenant renewal option periods.

(2)                                 Excludes nine properties which were vacant and not subject to a lease as of March 31, 2017.